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                                                                    EXHIBIT 24.4
INDEPENDENT AUDITORS' CONSENT
     We consent to the incorporation by reference in this Registration Statement of NationsBank Corporation on Form S-4 of the report of Deloitte & Touche dated March 30, 1992, appearing in the Annual Report on Form 10-K of RHNB Corporation for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
                                         /s/        DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina
August 16, 1994